AMENDMENT NO. 2

TO FOURTH AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

This Amendment No. 2 (the “Amendment”) to the Fourth Amended and Restated Agreement and Declaration of Trust of AIM Equity Funds (Invesco Equity Funds) (the “Trust”) amends, effective, January 16, 2019, the Fourth Amended and Restated Agreement and Declaration of Trust of the Trust dated as of April 11, 2017, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to add the following series portfolios – Invesco Oppenheimer Dividend Opportunity Fund, Invesco Oppenheimer Main Street Fund®, Invesco Oppenheimer Main Street All Cap Fund®, and Invesco Oppenheimer Rising Dividends Fund (collectively, the “Funds”);

WHEREAS, each of the Funds will have multiple share classes, each of which will be reflected on Schedule A, as amended hereby;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of October 23, 2018.

By:	/s/ Jeffrey H. Kupor
Names:	Jeffrey H. Kupor
Title:	Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Charter Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class S Shares Class T Shares Class Y Shares

Invesco Diversified Dividend Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares Investor Class Shares

Invesco Oppenheimer Dividend Opportunity Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Oppenheimer Main Street Fund®	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Oppenheimer Main Street All Cap Fund®	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Oppenheimer Rising Dividends Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Summit Fund	Class A Shares Class C Shares Class F Shares Class P Shares Class R5 Shares Class R6 Shares Class S Shares Class T Shares Class Y Shares”